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                                                                EX-10.4


           THIRD AMENDMENT TO ANHEUSER-BUSCH COMPANIES, INC.
         DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
               (AS AMENDED AND RESTATED FEBRUARY 22, 1989)

          WHEREAS, Anheuser-Busch Companies, Inc. (the "Company") maintains a certain deferred compensation plan for its Non-Employee Directors, known as the Anheuser-Busch Companies, Inc. Deferred Compensation Plan for Non-Employee Directors (As Amended and Restated February 22, 1989) (the "Plan"); and

          WHEREAS, The Company has terminated the Anheuser-Busch
          Companies, Inc. Non-Employee Directors' Retirement Program (the "Non-Employee Directors' Retirement Program"), effective as of January 1, 1996; and

          WHEREAS, The Company reserved to itself the right to amend the Plan; and

          WHEREAS, The Company deems it necessary and desirable to amend the Plan to provide for deferred payment of the benefits accrued under the Non-Employee Directors' Retirement Program as of January 1, 1996.

          NOW, THEREFORE, the Plan is hereby amended to include the following Supplement:

              SUPPLEMENT TO ANHEUSER-BUSCH COMPANIES, INC.
         DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
               (AS AMENDED AND RESTATED FEBRUARY 22, 1989)

          1. Any individual who is a Non-Employee Director as of January 1, 1996 (including any former Non-Employee Director then serving as Advisory Member) shall be eligible for a benefit under the Plan, in addition to any other amounts due the individual under the Plan, determined as follows:

          A. The present value as of January 1, 1996 of an annuity commencing as of the first day of the month following the individual's expected retirement date, payable monthly, equal to 1/12th of the annual fee for Non-Employee Directors in effect as of January 1, 1996, shall be determined, applying the interest rate and mortality assumptions in use under the Anheuser-Busch Companies, Inc. Supplemental Executive Retirement Plan as of January 1, 1996.







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          B. Effective as of January 1, 1996, the amount so determined shall be allocated to the individual's Cash Account or Stock Account under the Plan, in such proportions as the individual elects, and shall be subject to adjustments generally applicable to such accounts from time to time under the Plan from January 1, 1996 through the last day of the month in which the individual leaves service as a Non-Employee Director (including service in the capacity of Advisory Member); provided that any amount allocated to the Cash Account shall be permanently subject to the Prime Rate and shall not be subject to any fixed rate/term election available with respect to other amounts allocated to the Cash Account.

          C. Effective as of January 1, 1996, the individual shall elect a form of payment with respect to this amount under the generally applicable rules of the Plan.

          D. As of the first day of the month following the date the individual leaves service as a Non-Employee Director (including service in the capacity of an Advisory Member), the total amount then allocated pursuant hereto to the individual's Cash Account and Stock Account under the Plan shall become payable in the form elected in accordance with Paragraph C.

          E. In the event of an individual's death before payment of the amount provided for hereunder is complete, the then remaining balance of the amount due hereunder shall be paid as provided for in Section 8(c) of the Plan; provided: (i) the individual shall make a separate primary beneficiary and contingent beneficiary designation with respect to the amount due hereunder; (ii) an individual may change the separate primary beneficiary or contingent beneficiary from time to time with respect to any payment due after death hereunder in the manner provided for generally in Section 8(c) of the Plan; and (iii) if there is no surviving primary beneficiary or contingent beneficiary designated under the separate beneficiary designation provided for in this Paragraph E, the amount due hereunder shall be paid in accordance with the individual's general beneficiary designation under Section 8(c) of the Plan, if any, or if none, to the individual's estate.

          3. Except as expressly provided herein, the generally applicable provisions of the Plan shall apply to amounts allocated to the Cash Account and the Stock Account thereunder in accordance with this amendment.